UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: November 18, 2003

(Date of earliest event reported)

INTERWOVEN, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 774-2000

(Registrant’s telephone number, including area code)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

On November 18, 2003, Interwoven, Inc. (“Interwoven”) completed its acquisition of iManage, Inc., a Delaware corporation (“iManage”), through the merger of iManage with and into Mahogany Acquisition Corporation (“Sub”), a Delaware corporation and wholly-owned subsidiary of Interwoven, with Sub continuing as the surviving corporation (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of August 6, 2003, by and among Interwoven, Sub and iManage. As a result of the Merger, each outstanding share of iManage common stock (other than any shares for which appraisal rights are sought under Delaware law) has been converted into the right to receive 0.523575 shares of Interwoven common stock and $1.20 in cash. Except with respect to the cash consideration to be paid to former iManage stockholders in the Merger, for which these stockholders might recognize a gain for U.S. federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

In connection with the Merger, Interwoven will pay up to approximately $30.5 million in cash and issue approximately 13.37 million shares of Interwoven common stock for all of the issued and outstanding shares of iManage. Interwoven also assumed all outstanding iManage stock options, each adjusted upon assumption to reflect an exchange ratio of approximately 0.597722. In addition, Interwoven assumed iManage’s 1999 Employee Stock Purchase Plan and adopted a new equity compensation plan (the “New Plan”).

The shares issuable to the former iManage stockholders have been registered under a registration statement on Form S-4 (No. 333-108262), which the Securities and Exchange Commission declared effective on October 9, 2003. A registration statement on Form S-8 (No. 333-110586) has been filed, registering a total of 4,120,476 shares of Interwoven common stock issuable under the New Plan and the iManage 1999 Employee Stock Purchase Plan, and upon exercise of assumed iManage options.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this current report on Form 8-K.

A press release announcing the completion of the transaction and changes in Interwoven’s management and board of directors as a result of the Merger is attached as an exhibit to this report.

Item 5. OTHER EVENTS.

At the Special Meeting of Stockholders held on November 18, 2003, the stockholders of Interwoven approved an amendment of Interwoven’s Third Amended and Restated Certificate of Incorporation, as amended, to effect a one-for-four reverse stock split and reduce the number of authorized shares of common stock from 500,000,000 to 125,000,000 shares. Following such approval, Interwoven effected the reverse stock split effective immediately prior to the closing of the Merger on November 18, 2003.

A copy of the Fourth Amended and Restated Certificate of Incorporation and Interwoven’s new form of stock certificate are attached as exhibits to this report.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The financial statements of iManage required by paragraph (a) of Item 7 of Form 8-K are not included in this report. These financial statements will be filed as soon as practicable, but not later than 60 days after the date on which this initial report was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by paragraph (b) of Item 7 of Form 8-K are not included in this report. These financial statements will be filed as soon as practicable, but not later than 60 days after the date on which this initial report was required to be filed.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

2.01

Agreement and Plan of Merger, dated August 6, 2003, by and among the Registrant, Mahogany Acquisition Corporation and iManage, Inc. (Incorporated by reference to Exhibit 2.01 of the Registrant’s current report on Form 8-K with the Securities and Exchange Commission on August 8, 2003.)

4.01

Fourth Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.08 of the Registrant’s registration statement on Form S-8 (No. 333-110586) filed with the Securities and Exchange Commission on November 19, 2003.)

4.02

Form of Certificate for Registrant’s common stock. (Incorporated by reference to Exhibit 4.10 of the Registrant’s registration statement on Form S-8 (No. 333-110586) filed with the Securities and Exchange Commission on November 19, 2003.)

99.01	Press Release dated November 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.

(Registrant)

Date: November 26, 2003	By:	/s/ David M. Allen

David M. Allen Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.01	Press Release dated November 18, 2003.